EXHIBIT 10(i)













                              Whitman Corporation
                           Executive Retirement Plan







               As Amended and Restated Effective January 1, 1995



Whitman Corporation Executive Retirement Plan



Whitman Corporation amends and restates, effective as of January 1, 1995, an unfunded, deferred compensation plan on behalf of certain designated management or highly compensated employees of Whitman Corporation. This document defines the provisions of such plan and shall be known as the "Whitman Corporation Executive Retirement Plan."

This plan is intended in part to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and in part to be an excess benefit plan described in section 3(36) of ERISA.

ARTICLE I

DEFINITIONS
       1.1     "Accounting Period"
       1.2     "Accounts"
       1.3     "Actuarial Equivalent"
       1.4     "Appendix"
       1.5     "Beneficiary"
       1.6     "Benefit Trust Committee"
       1.7     "Board of Directors"
       1.8     "Change of Control"
       1.9     "Company"
       1.10    "Company Stock"
       1.11    "Compensation"
       1.12    "Compensation Committee"
       1.13    "Compensation Limit"
       1.14    "Contribution Dollar Limit"
       1.15    "Conversion Election"
       1.16    "Death Benefit"
       1.17    "Deferrals"
       1.18    "Deferral Election" or "Election"
       1.19    "Deferral Percentage"
       1.20    "Designated Participant"
       1.21    "Effective Date"
       1.22    "Eligible Employee"
       1.23    "Employee"
       1.25    "ERISA"
       1.26    "Exchange Act"
       1.27    "Guaranty"
       1.28    "Insider"
       1.29    "Installment Form of Payment"
       1.30    "Internal Revenue Code" or "Code"
       1.31    "Investment Election"
       1.32    "Investment Fund" or "Fund"
       1.33    "Investment Grade Rating"
       1.34    "Maximum Annual Additions Limitation"
       1.35    "Maximum Annual Benefit Limitation"
       1.36    "MIC Award"
       1.37    "Notice Date"
       1.38    "Parent"
       1.39    "Participant"
       1.40    "Payment Date"
       1.41    "Pension Plan"
       1.42    "Plan"
       1.43    "Plan Year"
       1.44    "Retirement Benefit"
       1.45    "RSP"
       1.46    "Section 401(m) Limitation"
       1.47    "Settlement Date"
       1.48    "Spouse"
       1.49    "Successor Plan"
       1.50    "Sweep Date"
       1.51    "Termination of Employment"
       1.52    "Trade Date"
       1.53    "Trust"

ARTICLE II

PARTICIPATION
       2.1     Eligibility
       2.2     Enrollment Election.

ARTICLE III

PARTICIPANT DEFERRALS
       3.1     Replacement RSP Employee Deferral Election
       3.2     Election Procedures
       3.3     Coordination with RSP

ARTICLE IV

DEFERRALS AND POSTINGS
       4.1     Replacement RSP Employer Deferral
       4.2     MIC Deferral
       4.3     Pay Based Deferral
       4.4     Replacement RSP Employee Deferral
       4.5     RSP Employer Deferral
       4.6     RSP Employee Deferral

ARTICLE V

EXCESS RETIREMENT AND DEATH BENEFITS
       5.1     Amount of Pension Benefits
       5.2     Amount of Death Benefit
       5.3     Pre-1994 Benefits

ARTICLE VI

ACCOUNTING FOR PARTICIPANTS'
ACCOUNTS AND FOR INVESTMENT FUNDS
       6.1     Individual Participant Accounting
       6.2     Accounting for Investment Funds

ARTICLE VII

INVESTMENT FUNDS AND ELECTIONS
       7.1     General
       7.2     Investment of Deferrals
       7.3     Investment of Accounts
       7.4     Insiders
       7.5     Investment Returns on MIC Deferrals
       7.6     Restrictions on Measurement
       7.7     Procedures

ARTICLE VIII

VESTING AND FORFEITURES
       8.1     Fully Vested Deferral Accounts

ARTICLE IX

WITHDRAWALS
       9.1     Withdrawals for Hardship
       9.2     Withdrawal Processing

ARTICLE X

DISTRIBUTIONS
       10.1    Retirement Benefit
       10.2    Pension Death Benefit
       10.3    Accounts
       10.4    MIC Account.
       10.5    Death Benefit of Accounts
       10.6    Prior to 1994
       10.7 Payments of Retirement and Death Benefit Due to an Investment Grade Rating Change
       10.8    Payment of Accounts Due to an Investment Grade Rating Change
       10.9    Payment of Retirement and Death Benefits Due to a Change of
               Control
       10.10   Payment of Accounts Due to a Change of Control

ARTICLE XI

AMENDMENT
       11.1    Prior to a Change of Control
       11.2    After a Change of Control

ARTICLE XII

TERMINATION

ARTICLE XIII

MISCELLANEOUS PROVISIONS
       13.1    Administration
       13.2    Finality of Determination
       13.3    Expenses
       13.4    Indemnification and Exculpation
       13.5    Funding
       13.6    Corporate Action
       13.7    Interests not Transferable
       13.8    Effect on Other Benefit Plans
       13.9    Legal Fees and Expenses
       13.10   Deduction of Taxes from Amounts Payable
       13.11   Facility of Payment
       13.12   Merger
       13.13   Gender and Number
       13.14   Invalidity of Certain Provisions
       13.15   Headings
       13.16   Notice and Information Requirements
       13.17   Governing Law

ARTICLE I


                                  DEFINITIONS

       The following sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

       1.1  "Accounting Period" means each business day.

       1.2 "Accounts" means the record of a Participant's interest in this Plan represented by his or her:

            (a) "MIC Deferral Account" which means a Participant's interest in this Plan composed of MIC Deferrals posted for each Plan Year on or after January 1, 1994 to the Participant under this Plan, if any (as identified by the Benefit Trust Committee) for such Plan Year, plus all interest deemed credited to and minus all withdrawals and distributions actually charged to such account.

            (b) "Pay Based Account" which means a Participant's interest in this Plan composed of Pay Based Deferrals posted for each Plan Year on or after January 1, 1994 to the Participant under this Plan, plus all income and gains deemed credited to and minus all losses deemed charged to such account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such account.

            (c) "Replacement RSP Accounts" which consists of the following two accounts:

                 (1) "Replacement RSP Employee Account" which means a Participant's interest in this Plan composed of Replacement RSP Employee Deferrals posted for each Plan Year on or after January 1, 1994 to the Participant under this Plan, if any (as identified by the Benefit Trust Committee) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such account; and

                 (2) "Replacement RSP Employer Account" which means a Participant's interest in this Plan composed of Replacement RSP Employer Deferrals posted for each Plan Year on or after January 1, 1994 to the Participant under this Plan (as identified by the Benefit Trust Committee) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such account.

            (d) "RSP Employee Account" which means a Participant's interest in this Plan composed of RSP Employee Deferrals posted under this Plan prior to January 1, 1994, if any (as identified by the Benefit Trust Committee), plus all income and gains deemed credited to and minus all losses deemed charged to such account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such account.

            (e) "RSP Employer Account" which means a Participant's interest in this Plan composed of RSP Employer Deferrals posted under this Plan prior to January 1, 1994, if any (as identified by the Benefit Trust Committee), plus all income and gains deemed credited to and minus all losses deemed charged to such account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such account.

       1.3 "Actuarial Equivalent" means an amount equal in value to the benefit replaced as determined (i) in accordance with the terms of the Pension Plan with respect to the determination of any form of benefit other than a single sum, (ii) with respect to a single sum distribution, by using:
(A) an assumed annual discount rate for each Payment Date within a Plan Year equal to the weekly average, as of the last full week of the immediately preceding Plan Year, of the Bond Buyer's Average of 20 Municipal Bonds, rounded to the nearest 1/4%, as published weekly by the Federal Reserve Bank of St. Louis and (B) assumed mortality as set forth in the Pension Plan.

       1.4 "Appendix" means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of this Plan.

       1.5  "Beneficiary" means

            (a) with respect to the Death Benefit payable upon the death of a Participant, any person designated by the Participant (actually or by default) to receive any retirement benefits which are payable with respect to the death of a Participant under the Pension Plan; and

            (b) with respect to the balance of a Participant's Accounts as of the death of such Participant, each person designated by the Participant on his or her most recent Enrollment Election form approved by the Benefit Trust Committee; provided that if a Participant fails to designate a Beneficiary on an Enrollment Election form or if all such designated persons predecease the Participant without the Participant completing a new, approved Enrollment Election form, then Beneficiary means any person designated by the Participant (actually or by default) to receive the balance of any of his or her accounts which are payable with respect to the death of such Participant under the RSP.

       An individual who is entitled to receive a Death Benefit on and after the death of a Participant will remain a Beneficiary until the latest of
(a) receipt of the balance of all of such Accounts to which he or she is entitled to receive; or (b) receipt of such Beneficiary's Death Benefit, if any, is completed (or made in a single sum).

       1.6 "Benefit Trust Committee" means the Benefit Trust Committee appointed pursuant to the terms of the Trust which will have the power to manage and control the operation and administration of this Plan.

       1.7 "Board of Directors" means the board of directors of the Company or the Parent.

       1.8 "Change of Control" means an event which shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Parent, if one exists, or the Company in which either the Parent or the Company, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Parent's or the Company's common stock are converted into cash, securities or other property, other than a merger in which the holders of the Parent's or the Company's common stock, respectively, immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of either the Parent or the Company, or (ii) the shareholders of either the Parent or the Company shall approve any plan or proposal for such corporation's liquidation or dissolution, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Parent, Company or its subsidiaries, or any employee benefit plan sponsored by the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of either the Parent or the Company representing twenty-five percent (25%) or more of the combined voting power of the Parent's or the Company's, respectively, then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Parent's or the Company's shareholders, respectively, of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

       1.9 "Company" means Whitman Corporation or any successor entity by operation of law or any successor entity which affirmatively adopts the Plan, the Trust and the obligations of Whitman Corporation with respect to the Plan and the Trust.

       1.10 "Company Stock" means common stock issued by the Parent, or if none, then by the Company.

       1.11 "Compensation" means

            (a) for purposes of Replacement RSP Employee Deferrals, Replacement RSP Employer Deferrals and Pay Based Deferrals for any Plan Year, a Participant's "Compensation", as defined in the RSP (disregarding any provision having the effect of excluding Replacement RSP Employee Deferrals and MIC Deferrals), for a Plan Year to the Participant;

            (b) for purposes of RSP Employee Deferrals and RSP Employer Deferrals, a Participant's Compensation, as defined in the RSP (disregarding any provision having the effect of excluding RSP Employee Deferrals), for a Plan Year;

            (c) for purposes of MIC Deferrals, a Participant's MIC Award (other than that portion of the MIC Award which is a Replacement RSP Employee Deferral and excluding an amount equal to the Employee's portion of taxes imposed by the Federal Insurance Contributions Act with respect to the MIC Award and with respect to the Replacement RSP Employer Deferrals on the portion of the MIC Award which is a Replacement RSP Employee Deferral, and if needed, the Retirement Benefit accrual, for that Plan Year); and

            (d) for purposes of computing the Retirement Benefit, a Participant's "Compensation," as defined in the Pension Plan (disregarding any provision having the effect of excluding RSP Employee Deferrals, Replacement RSP Employee Deferrals and MIC Deferrals), for a Plan Year, as adjusted by the Benefit Trust Committee from Plan Year to Plan Year, and effective January 1, 1994, Compensation shall include a Participant's MIC Award earned for services rendered during such Plan Year, but shall not include an MIC Award paid during the same Plan Year for services rendered during the prior Plan Year.

       Notwithstanding the above, the definition of "Compensation" in the RSP and the Pension Plan shall not include the Compensation Limit.

       1.12 "Compensation Committee" means the Compensation Committee of the Board of Directors.

       1.13 "Compensation Limit" means the limitation on the amount of Compensation which may be considered after application of Code section 401(a)(17).

       1.14 "Contribution Dollar Limit" means the annual limit imposed on each Participant pursuant to section 402(g) of the Code, which is seven thousand dollars ($7,000) per Plan Year (as indexed for cost of living adjustments pursuant to Code section 402(g)(5) and 415(d)).

       1.15 "Conversion Election" means, effective on or after January 1, 1994, an election, on such form that may be required by the Benefit Trust Committee, by a Participant to change the method of measuring the investment return on all or some specified portion of such Participant's Accounts. No Conversion Election shall be deemed to have been given to the Benefit Trust Committee unless it is complete and delivered in accordance with the procedures established by such Benefit Trust Committee for this purpose.

       1.16 "Death Benefit" means a monthly (or single sum) benefit payable to a Beneficiary and determined in accordance with Article V.

       1.17 "Deferrals" means amounts posted to this Plan by the Company or an Eligible Employee. Specific types of deferrals include:

            (a) "MIC". An amount posted after 1993 based upon the Participant's Deferral Election to defer some or all of his or her Compensation.

            (b) "Pay Based". An amount posted and allocated on a pay based formula to an eligible Participant's Accounts.

            (c) "Replacement RSP Employee". An amount posted after 1993 based upon the Participant's Deferral Election to defer some of his or her Compensation.

            (d) "Replacement RSP Employer". An amount posted after 1993 based upon the Replacement RSP Employee Deferral made by the eligible Participant.

            (e) "RSP Employee". An amount posted prior to 1994 on a pre-tax basis which the Participant could have elected if he or she were participating actively in the RSP.

            (f) "RSP Employer". An amount posted prior to January 1, 1994 related to pre-tax contributions which the Participant could not make to the RSP or which are made on behalf of Designated Participants without regard to such pre-tax contributions.

       1.18 "Deferral Election" or "Election" means irrevocable elections made by a Participant (a) to reduce his or her Compensation for a Plan Year by an amount equal to the product of his or her Deferral Percentage and such Compensation subject to the Deferral Election; (b) to select whether Deferrals for that Plan Year will be paid in an Installment Form of Payment; and (c) to select a Payment Date for the MIC Deferrals for that Plan Year.

       1.19 "Deferral Percentage" means (a) with respect to Replacement RSP Employee Deferrals, the percentage of a Participant's Compensation for a Plan Year which is to be deferred and posted to this Plan; and (b) with respect to MIC Deferrals, the percentage of a Participant's Compensation for a Plan Year which is to be deferred and posted to this Plan.

       1.20 "Designated Participant" means an individual who is a Participant of this Plan because he or she is on the list of Employees set forth in an Appendix to the Pension Plan as not being an eligible employee for the purpose of the Pension Plan.

       1.21 "Effective Date" means generally January 1, 1991 and, where noted, January 1, 1994, the dates upon which certain provisions of this document become effective.

       1.22 "Eligible Employee" means with respect to each Plan Year:

            (a) with respect to the Retirement Benefit, each Employee who is a participant in the Pension Plan or would be a participant in the Pension Plan if they were not a Designated Participant.

            (b)  prior to 1994 with respect to Deferrals:

                 (1) each Employee who is a Participant in the RSP for that Plan Year and whose pre-tax contributions which would otherwise have been made for that Plan Year to the RSP are limited by the Contribution Dollar Limit; or

                 (2) each Employee who is a Designated Participant for that Plan Year.

            (c) after 1993 with respect to Deferrals, each Employee who is participating in the Whitman Corporation Management Incentive Compensation Plan during that Plan Year.

       1.23 "Employee" means any person who is considered to be an employee of the Company pursuant to the personnel policies of the Company; and on and after a Change of Control, who renders services as a common law employee to the Company.

       1.24 "Enrollment Election" means irrevocable elections made by a Participant (a) to select the term of his or her Installment Form of Payment;
(b) to select the Payment Date of his or her Accounts following Termination of Employment; and (c) to select the form of payment of his or her Accounts as of December 31, 1993.

       1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       1.26 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       1.27 "Guaranty" means:

            (a) an irrevocable, nonassignable contractual assurance by the Parent of the payment in cash to a Participant or Beneficiary of the Company's obligation under the Plan with respect to such Participant or Beneficiary and a covenant to pay any and all legal expenses incurred by a Participant or Beneficiary to enforce such contractual assurance, both of which shall remain valid and enforceable until the earlier of (1) the date all amounts due to each Participant and Beneficiary under the Plan and such Guaranty are satisfied; or (2) the date a new Parent's Guaranty becomes effective with respect to each Participant and Beneficiary; and

            (b) an irrevocable, nonassignable contractual assurance by the Parent of the payment in cash to a Participant or Beneficiary of the Company's obligation under the Plan with respect to each member of the Benefit Trust Committee, but only in his or her capacity as such a member, and a covenant to pay any and all legal expenses incurred by such member to enforce such contractual assurance, both of which shall remain valid and enforceable until the earlier of (1) the date all amounts due to each Benefit Trust Committee member under the Plan and such Guaranty are satisfied; or (2) the date a new Parent's Guaranty becomes effective with respect to each Benefit Trust Committee member.

       1.28 "Insider" means for a Plan Year, or any portion thereof, the Participant is subject to the reporting requirements of Section 16 of the Exchange Act.

       1.29 "Installment Form of Payment" means separately with respect to
(a) his or her Accounts (other than his or her MIC Account) or (b) his or her MIC Account, the term of years selected by the Participant in his or her Enrollment Election form over which to pay such Accounts in annual installments commencing as of what would otherwise have been the Payment Date of such Accounts and payable on each January 1 thereafter over a period of not less than two (2) nor more than fifteen (15) years (stated as a number of whole integers), with each installment being an amount equal to the amount determined by dividing the applicable balance of such Accounts as of the date of payment by the number of dates of payment remaining in the installment period (including the current date of payment).

       1.30 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

       1.31 "Investment Election" means, effective on and after January 1, 1994, an election, on such form that may be required by the Benefit Trust Committee, made by a Participant to direct the method of measuring the investment return on his or her Deferrals (other than MIC Deferrals). No Investment Election shall be deemed to have been given to the Benefit Trust Committee unless it is complete and delivered in accordance with the procedures established by such Benefit Trust Committee for this purpose.

       1.32 "Investment Fund" or "Fund" means one or more of the investment alternatives which are available under the RSP at any determination date unless designated otherwise by the Benefit Trust Committee, and which are used by this Plan as a measurement of investment return on Accounts other than the MIC Account.

       1.33 "Investment Grade Rating" means a rating either (a) at or above Baa3 by Moody's Investors Service, Inc. or (b) at or above BBB by Standard & Poor's Corporation, or the prevailing equivalent ratings at the time.

       1.34 "Maximum Annual Additions Limitation" means the limitation imposed by Code section 415 on benefits payable by defined contribution plans qualified under Code section 401(a).

       1.35 "Maximum Annual Benefit Limitation" means the limitation imposed by Code section 415 on benefits payable by defined benefit pension plans qualified under Code sections 401(a) including application of the combination limitations of Code section 415(e) to cause a further reduction, if any, of such benefits.

       1.36 "MIC Award" means the amount of award payable to a Participant under the Whitman Corporation Management Incentive Compensation Plan.

       1.37 "Notice Date" means the date established by the Benefit Trust Committee as the deadline for it to receive a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

       1.38 "Parent" means any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any employee benefit plan sponsored by the Parent or the Company, (i) having directly or indirectly a beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors; and
(ii) with an Investment Grade Rating.

       1.39 "Participant" means an Eligible Employee who begins to participate in this Plan after completing the eligibility requirements. An individual will remain a Participant until the latest of (a) distribution of the balance of all of his or her Accounts; or (b) payment of his or her Retirement Benefit, if any, is completed (or made in a single sum).

       1.40 "Payment Date" means:

            (a) with respect to Accounts, the date payment is made in accordance with Article X or the first day of the fifteenth (15th) month following a Participant's Termination of Employment unless such Participant has selected an earlier Payment Date for (1) his or her Accounts on an Enrollment Election form or (2) his or her MIC Accounts on a Deferral Election Form; or

            (b) the date a Participant's Retirement Benefit is distributed or commences to be distributed as described in Article X.

       1.41 "Pension Plan" means the Whitman Corporation Pension Plan; effective January 1, 1992, the Pepsi-Cola General Bottlers, Inc. Pension Plan for Salaried Employees and any Successor Plan.

       1.42 "Plan" means the Whitman Corporation Executive Retirement Plan, as it may be validly amended from time to time.

       1.43 "Plan Year" means the annual accounting period of this Plan which ends on each December 31.

       1.44 "Retirement Benefit" means a monthly (or single sum) pension benefit payable to a Participant and determined in accordance with Article V.

       1.45 "RSP" means the Whitman Corporation Retirement Savings Plan, as amended from time to time and any Successor Plan.

       1.46 "Section 401(m) Limitation" means the limit imposed by Code section 401(m).

       1.47 "Settlement Date" means the date on which financial transactions from a Trade Date are considered to be settled which is deemed to be the same date as of which such transaction would have settled under the RSP with respect to the same type of financial transaction (e.g. Investment Election, Conversion Election, Payment Date).

       1.48 "Spouse" means a person who is considered the Participant's spouse under the RSP and Pension Plan, whichever is applicable.

       1.49 "Successor Plan" means a tax-qualified, retirement plan described in section 401(a) of the Code into which the assets and liabilities have been merged or transferred in accordance with section 414(l) of the Code and section 208 of ERISA from the Pension Plan or the RSP, respectively, and which provides benefits, options, features and rights, each comparable in material respects to those available in the Pension Plan or RSP, whichever is applicable.

       1.50 "Sweep Date" means the date established by the Benefit Trust Committee as the cutoff date and time for the Benefit Trust Committee to receive notification with respect to a financial transaction in order to be processed with respect to such Trade Date.

       1.51 "Termination of Employment" occurs when a person ceases to be an Employee as determined by the personnel policies of the Company; provided however, transfer of employment from the Company, or from one affiliate of the Company, to another affiliate of the Company shall not constitute a Termination of Employment for purposes of this Plan. If a person would cease to be an Employee because of a Change of Control, solely for the purpose of this Plan, such person will not be considered to have incurred a Termination of Employment if the person's successor employer, either expressly or by operation of law, assumes the Plan and Trust, the obligations and liabilities of the Plan and Trust, and agrees to the responsibilities of the Company under the Plan and Trust.

       1.52 "Trade Date" means the date as of which a financial transaction is considered by this Plan to have occurred which is deemed to be the same date as of which such transaction would have occurred under the RSP with respect to the same type of financial transaction (e.g. Investment Election, Conversion Election, Payment Date).

       1.53 "Trust" means the trust created by the Whitman Corporation Benefit Trust Agreement as it may be validly amended from time to time.

ARTICLE II


                                 PARTICIPATION

       2.1  Eligibility.  On or after the Effective Date:

            (a) Participant on January 1, 1991. Each person who has a balance in his or her Accounts, or who has accrued a Retirement Benefit, as of January 1, 1991 shall be a Participant as of January 1, 1991.

            (b) Other Eligible Employee. Each other Eligible Employee shall become a Participant with respect to the Plan Year in which he or she becomes an Eligible Employee; provided however, on or after January 1, 1994, a person who was an Employee prior to becoming an Eligible Employee shall become a Participant as of the first day of the Plan Year commencing on or after the date he or she became an Eligible Employee.

       2.2  Enrollment Election.

            (a) Participant on January 1, 1994. Each person who is a Participant on January 1, 1994 shall complete, sign and return an Enrollment Election form provided for that purpose by the Benefit Trust Committee, to the Benefit Trust Committee no later than the designated Notice Date.

            (b) Other Eligible Employees. Each person first eligible to become a Participant shall complete, sign and return an Enrollment Election form provided for that purpose by the Benefit Trust Committee, to the Benefit Trust Committee no later than the designated Notice Date.

ARTICLE III


                             PARTICIPANT DEFERRALS

       3.1 Replacement RSP Employee Deferral Election. Prior to the date payments of Accounts are accelerated under Section 10.8, the following shall apply; after such date, no Deferral Elections will be effective.

            (a) For each Plan Year commencing on or after January 1, 1994, a Participant who is an Eligible Employee and who desires to have Replacement RSP Employee Deferrals made on his or her behalf shall file a Deferral Election pursuant to procedures specified by the Benefit Trust Committee specifying (1) his or her Deferral Percentage of not less than two percent (2%) nor more than ten percent (10%) (stated as a whole integer percentage) and authorizing the Compensation otherwise payable to him or her for a Plan Year to be reduced and deferred hereunder to such Participant's Payment Date; and
       (2) whether or not the Replacement RSP Employee Account created with respect to such Plan Year will be distributed in the Installment Form of Payment.

            (b) For each Plan Year commencing on or after January 1, 1994, a Participant who is an Eligible Employee and who desires to have an MIC Deferral made on his or her behalf shall file a Deferral Election pursuant to procedures specified by the Benefit Trust Committee specifying (1) his or her Deferral Percentage of not less than 5% nor more than 100% (stated as a whole integer percentage) and authorizing his or her Compensation payable for a Plan Year to be reduced and deferred hereunder to a fixed Payment Date not earlier than two (2) full Plan Years after the date the Deferral Election is received by the Benefit Trust Committee; and (2) whether or not the MIC Account created with respect to such Plan Year will be distributed in the Installment Form of Payment.

            (c) Notwithstanding Subsection (a) hereof, for any Plan Year the Benefit Trust Committee may, without amending this Plan, determine that the maximum Deferral Percentage shall be greater or lesser than the percentages set forth in Subsection (a) hereof. Otherwise, the maximum Deferral Percentage as provided in Subsection (a) hereof shall apply.

            (d) Any Replacement RSP Employee Deferral Election which has not been properly completed, or which is submitted at a time when the Participant does not have outstanding a properly completed Investment Election, will be deemed not to have been received and be void. A Participant's Deferral Election shall be effective only if received by the Benefit Trust Committee on or before the Notice Date for a Plan Year.

       3.2 Election Procedures. If properly received by the Benefit Trust Committee, a Deferral Election may be effective only with respect to Compensation paid in a Plan Year to which the Deferral Election applies and only with respect to Compensation paid after the Notice Date for the Deferral Election. Consistent with the above, the Benefit Trust Committee may establish rules and procedures governing when a Deferral Election will be effective and what Compensation will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

       3.3 Coordination with RSP. Notwithstanding a Participant's Deferral Election, if a Participant makes a "401(k) Hardship" withdrawal from the RSP during a Plan Year, the "401(k) Hardship" withdrawal rules of the RSP, which are intended to be applicable to this Plan, are incorporated by reference herein and made a part hereof, but only to the extent required by Treas. Reg. Sec. 1.401(k)-1, in order for the RSP to be a qualified cash or deferred arrangement.

ARTICLE IV


                             DEFERRALS AND POSTINGS

       4.1  Replacement RSP Employer Deferral.

            (a) Frequency and Eligibility. For each period after 1993 for which a Participant makes a Replacement RSP Employee Deferral, the Company shall post to this Plan on behalf of such Participant an Replacement RSP Employer Deferral as described in the following Posting and Allocation Method paragraph.

            (b) Posting and Allocation Method. The Replacement RSP Employer Deferral for each period shall total one hundred percent (100%) of each eligible Participant's Replacement RSP Employee Deferral for the period, provided that no Replacement RSP Employer Deferral shall be made based upon a Participant's Replacement RSP Employee Deferral in excess of six percent (6%) of his or her Compensation. The Replacement RSP Employer Deferral shall be posted to the Replacement RSP Employer Account of such Participant as of the same date the Replacement RSP Employee Deferral which it matches is posted.

       4.2  MIC Deferral.

            (a) Frequency and Eligibility. For each period after 1993 for which a Deferral Election is in effect, the Company shall post to this Plan on behalf of each Participant an amount equal to the amount designated by the Participant as an MIC Deferral on his or her Deferral Election.

            (b) Posting. The MIC Deferral shall be posted to the MIC Deferral Account of such Participant as of the date his or her MIC Award would otherwise have been paid to the Participant.

       4.3  Pay Based Deferral.

            (a) Frequency and Eligibility. For each Plan Year, the Company may make a Pay Based Deferral in an amount determined by the Company on behalf of each Participant who is an Eligible Employee and who would have qualified for a similar deferral in the RSP had such person been eligible to participate in the RSP and in an amount determined in the Posting and Allocation Method paragraph.

            (b) Posting and Allocation Method. The Pay Based Deferral for each period shall be posted as of the date determined by the Benefit Trust Committee (but not later than the tax filing deadline for the Company's federal income tax return for the Plan Year with respect to which the Pay Based Deferral relates, including extensions) to the Pay Based Account of each of the Participants for the Plan Year in direct proportion to their Compensation.

       4.4  Replacement RSP Employee Deferral.

            (a) Frequency and Eligibility. For each period for which a Deferral Election is in effect, the Company shall post to this Plan on behalf of each Participant an amount equal to the amount designated by the Participant as an Replacement RSP Employee Deferral on his or her Deferral Election.

            (b) Posting. The Replacement RSP Employee Deferral shall be posted to the Replacement RSP Employee Account of such Participant as of the date such Compensation amount would otherwise have been paid to the Participant.

       4.5  RSP Employer Deferral.

            (a)  Frequency and Eligibility.

                 (1) Pre-1991. Amounts posted to a Participant's Accounts for each Plan Year prior to 1991 are determined under the terms and provisions of this Plan as it existed during any such Plan Year.

                 (2) Post-1990 and Pre-1994. For each Plan Year after 1990 and prior to 1994, the Company shall post to this Plan on behalf of each Participant whose pre-tax contribution to the RSP was limited by the Contribution Dollar Limit for that Plan Year, and who is not a Designated Participant for that Plan Year, an RSP Employer Deferral as described in (b)(2) of the following Posting and Allocation Method paragraph.

                 (3) Designated Participant. For each Plan Year after 1990 and prior to 1994, the Company shall post to this Plan on behalf of each Participant who is a Designated Participant and an Employee for that Plan Year, an RSP Employer Deferral as described in (b)(3) of the following Allocation Method paragraph.

            (b)  Posting and Allocation Method.

                 (1) Pre-1991. RSP Employer Deferrals for Plan Years prior to 1991 shall be posted as of January 1, 1991, to the RSP Employer Account.

                 (2) Post-1990 and Pre-1994. The RSP Employer Deferral for each Plan Year after 1990 and prior to 1994 shall be an amount equal to (A) minus (B) where:

                      (A) is equal to the amount of matching contribution which would have been made to the RSP for the Plan Year based on the assumptions that (i) the Participant has made pre-tax contributions to the RSP at the rate of six percent (6%) of his or her compensation as defined in the RSP, without regard to the Maximum Annual Additions Limitation, the Contribution Dollar Limit and the Compensation Limit; and (ii) matching contributions to the RSP were made with respect to such amounts in accordance with the terms of the RSP without regard to the Maximum Annual Additions Limitation and the Section 401(m) Limitation; and

                      (B) is equal to the actual amount of matching contribution made on behalf of the Participant to the RSP for the Plan Year.

                 The RSP Employer Deferral after 1990 shall be posted to the
            RSP Employer Account as of the same date it would have been made as a matching contribution to the RSP, if it could have been made (or as a pay based contribution to the RSP in 1991, if it could have been made).

                 (3) Designated Participant. The RSP Employer Deferral for each Plan Year after 1990 and prior to 1994 shall be an amount equal to six percent (6%) of the Participant's Compensation, without regard to the Maximum Annual Benefit Limitation. For the 1991 Plan Year, an amount shall be posted equal to 2% of such Participant's Compensation. The RSP Employer Deferral after 1990 shall be posted to the RSP Employer Account as of the same date it would have been made as a matching contribution to the RSP, if it could have been made (or as a pay based contribution to the RSP in 1991, if it could have been made).

       4.6  RSP Employee Deferral.

            (a) Frequency and Eligibility. Amounts posted to a Participant's Accounts for each Plan Year prior to 1994 are determined under the terms and provisions of this Plan as it existed during any such Plan Year.

            (b) Allocation Method. RSP Employee Deferrals for Plan Years prior to 1994 shall be posted to the RSP Employee Account in accordance with the terms of the Plan at that time.

       ARTICLE V


                      EXCESS RETIREMENT AND DEATH BENEFITS

       5.1 Amount of Pension Benefits. Effective on and after January 1, 1994, a Retirement Benefit will be paid under this Plan, only as provided in
Article X, to a Participant in an annual amount payable monthly equal to the amount by which (a) exceeds (b):

       (a) The amount of the annual retirement benefit payable in the form of a single life annuity the Participant would have been entitled to receive under the Pension Plan (1) had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan; and (2) had the Participant not been excluded from being an "Eligible Employee" by being listed on an Appendix to the Pension Plan. For purposes of this Section 5.1(a), the compensation used for determining retirement benefits payable from the Pension Plan shall mean Compensation as defined in this Plan for a Plan Year.

       (b) The Actuarial Equivalent of the amount of the annual retirement benefit payable monthly which the Participant is entitled to receive under the Pension Plan if it were to commence on the Payment Date and to be paid in the form elected by such Participant under the Pension Plan, or if the Participant has not made such an election under the Pension Plan, then in the form of either a joint and 100% annuity, if married, or a single life annuity, if not married.

       5.2 Amount of Death Benefit. Effective on and after January 1, 1994, a Death Benefit will be paid under this Plan, only as provided in Article X, to a Beneficiary of a deceased Participant in an annual amount payable monthly equal to the amount by which (a) exceeds (b):

       (a) The amount of the annual death benefit payable in the form of a single life annuity the Beneficiary of a deceased Participant would have been entitled to receive under the Pension Plan (1) had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan; and (2) had the Participant not been excluded from being an "Eligible Employee" by being listed on an Appendix to the Pension Plan. For purposes of this Section 5.3(a), the compensation used for determining death benefits payable from the Pension Plan means Compensation as defined in this Plan for a Plan Year.

       (b) The amount of the annual death benefit payable monthly which the Beneficiary of a deceased Participant is entitled to receive under the Pension Plan if it were to commence on the same date as the Death Benefit under this Plan and to be paid in the form of single life annuity.

       5.3 Pre-1994 Benefits. Any Retirement Benefit accrued by a Participant prior to 1994, who is never an Eligible Employee after 1993, shall be determined and paid solely under the terms of this Plan as it existed prior to 1991.

ARTICLE VI


                          ACCOUNTING FOR PARTICIPANTS'
                       ACCOUNTS AND FOR INVESTMENT FUNDS

       6.1  Individual Participant Accounting.

            (a) Account Maintenance. The Benefit Trust Committee shall cause the Accounts for each Participant to reflect transactions involving amounts posted to the Accounts and the measurement of investment returns on Accounts in accordance with this Plan. Investment returns during or with respect to an Accounting Period shall be accounted for at the individual account level by "posting" such returns to each of the appropriate Accounts of each affected Participant. Account values shall be maintained in shares, units or dollars.

            (b) Trade Date Accounting and Investment Cycle. For any financial transaction involving a change in the measurement of investment returns, withdrawals or distributions to be processed as of a Trade Date, the Benefit Trust Committee must receive instructions by the Sweep Date and such instructions shall apply only to amounts posted to the Accounts as of the Trade Date. Such financial transactions in an Investment Fund shall be posted to a Participant's Accounts as of the Trade Date and based upon the Trade Date values. All such transactions shall be effected on the Settlement Date (or as soon as is administratively feasible) relating to the Trade Date as of which the transaction occurs.

            (c) Suspension of Transactions. Whenever the Benefit Trust Committee considers such action to be appropriate, the Benefit Trust Committee, in its discretion, may suspend from time to time the Trade Date.

            (d) Error Correction. The Benefit Trust Committee may correct any errors or omissions in the administration of this Plan by restoring or charging any Participant's Accounts with the amount that would be credited or charged to the Accounts had no error or omission been made.

       6.2 Accounting for Investment Funds. The investment returns of each Investment Fund shall be tracked in the same manner as such Investment Funds are tracked under the RSP. Investment income, earnings, and losses charged against the Accounts shall be based solely upon the actual performance (net of expenses and charges allowed under the RSP) of each of the Investment Funds for the period of time all or some portion of each of the Accounts has been designated to use such Investment Fund as a measurement of investment returns. A change of measurement of returns from one Investment Fund to another, or a distribution or withdrawal, shall be determined as of the same dates and in the same manner as if amounts posted in Accounts were actually invested in the RSP and such financial transactions were being implemented in the RSP.

ARTICLE VII


                         INVESTMENT FUNDS AND ELECTIONS

       7.1 General. Prior to January 1, 1994, a Participant's Investment Election and Conversion Election (except as provided in Section 7.4) with respect to this Plan were deemed to be identical to each comparable investment direction made by the Participant under the RSP. Effective January 1, 1994, this Plan will no longer use a Participant's RSP investment directions, and other than as provided in Section 7.5, a separate Investment Election and Conversion Election must be made with respect to the Deferrals and Accounts; provided however, if no Investment Election or Conversion Election is received from a Participant on or after January 1, 1994, such Participant will be deemed to have submitted a Conversion Election, effective January 1, 1994 with respect to his or her Accounts as of December 31, 1993, which designates a percentage of such Accounts to have its investment returns measured by an Investment Fund which is the same percentage and investment fund in the RSP that such Participant had previously been deemed to have designated prior to January 1, 1994, with the exception that any amounts designated to measure the investment returns of the Windsor Fund shall instead use the Large Company Fund.

       7.2  Investment of Deferrals.

            (a) Investment Election. Each Participant may direct, by submission to the Benefit Trust Committee of a completed Investment Election form provided for that purpose by the Benefit Trust Committee, to select a measurement of investment returns for Deferrals (other than MIC Deferrals) posted to his or her Accounts (and the portion of such Accounts attributable to such Deferrals) in one or more Investment Funds. Each Investment Election shall apply proportionately to all Deferrals (other than MIC Deferrals) based upon the relative amount of each.

            (b) Effective Date of Investment Election; Change of Investment Election. A Participant's initial Investment Election will be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Investment Election is received pursuant to procedures specified by the Benefit Trust Committee. Any Investment Election which has not been properly completed will be deemed not to have been received. A Participant's Investment Election shall continue in effect, notwithstanding any change in his or her Compensation or his or her Deferral Percentage, until the effective date of a new Investment Election. A change in Investment Election shall be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Benefit Trust Committee receives the Participant's new Investment Election.

       7.3  Investment of Accounts.

            (a) Conversion Election. Notwithstanding a Participant's Investment Election, a Participant or Beneficiary may direct the Benefit Trust Committee, by submission of a completed Conversion Election form provided for that purpose to the Benefit Trust Committee, to change the measurement of investment returns of his or her Accounts (other than the MIC Deferral Account). Each Conversion Election shall apply proportionately to all affected Accounts based upon the relative balance of each.

            (b) Effective Date of Conversion Election. A Conversion Election to change a Participant's measurement of investment returns of his or her Accounts in one Investment Fund to another Fund shall be effective with respect to such Funds on and after the Trade Date which relates to the Sweep Date on which or prior to which the Election is received pursuant to procedures specified by the Benefit Trust Committee. Notwithstanding the foregoing, to the extent required by any provisions of an Investment Fund, the effective date of any Conversion Election may be delayed or the amount of any permissible Conversion Election may be reduced. Any Investment Election which has not been properly completed will be deemed not to have been received.

       7.4  Insiders.

       Prior to January 1, 1994, and as of the later of May 5, 1992 or the date on which such Participant becomes an Insider (as determined by the Benefit Trust Committee) ("Transfer Date"):

            (a) The measurement of investment returns for an RSP Employer Deferral hereunder shall initially be assumed to be the same as the Investment Funds in which the Insider's pre-tax contributions are initially invested in the RSP; and if the Insider does not make pre-tax contributions to the RSP, then it shall be assumed to be that of the Investment Fund primarily invested in Company Stock.

            (b) Each Insider's change in investment directions under the RSP shall be disregarded for purposes of this Plan:

                 (1) if such change would cause any portion of the Insider's Deferral or Accounts to use the Fund invested primarily in Company Stock as a measurement of investment return; or

                 (2) if such change is not in amounts and effective as of such dates as are determined by the Benefit Trust Committee under a set of rules applicable to all Insiders.

       7.5 Investment Returns on MIC Deferrals. All MIC Deferral Accounts shall have interest as a measurement of investment return. The rate of interest deemed to be earned on such Accounts on any day during a 6-month period shall be the stated prime rate of interest charged by Continental Bank, N.A. on the first business day in January or July of such period.

       7.6 Restrictions on Measurement. The following additional restrictions shall apply to the measurement of investment return of Deferrals and Accounts other than those described in Section 7.5:

            (a) Effective after January 1, 1994, no Investment Election shall be permitted which results in a measurement of investment return for Deferrals to be an Investment Fund invested primarily in Company Stock and no Conversion Election shall be permitted which results in a measurement of investment return for Accounts into or out of an Investment Fund invested primarily in Company Stock;

            (b) Any limitations, conditions or restrictions which may be imposed by the Benefit Trust Committee; and

            (c) Any limitation, condition or restriction which is imposed on the measurement of investment returns in or the liquidation of funds out of any Investment Fund in the RSP.

       7.7 Procedures. The procedures, frequency and time deadlines for making an Investment Election or Conversion Election shall be the same as the applicable procedures, frequency and time deadlines in the RSP, except to the extent provided otherwise in this Plan or by the Benefit Trust Committee.

ARTICLE VIII


                            VESTING AND FORFEITURES

       8.1  Fully Vested Deferral Accounts.

            A Participant shall be fully vested and have a nonforfeitable right to his or her Accounts at all times.

ARTICLE IX


                                  WITHDRAWALS

       9.1  Withdrawals for Hardship.

            (a) Requirements. A Participant may request the withdrawal of any amount from the portion of his or her Accounts (not in excess of the balance of such Accounts) needed to satisfy a financial need by making a withdrawal request in accordance with a procedure established by the Benefit Trust Committee. A financial need for this purpose is a severe, unanticipated hardship, the occurrence of which is beyond the Participant's control and for which the amount needed to satisfy the hardship is determined only after the Participant has used other readily available funds or resources (other than this Plan and the RSP).

            (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the following Accounts, in the following priority order:

                            RSP Employee Account
                            RSP Employer Account
                            Replacement RSP Employer Account
                            Replacement RSP Employee Account
                            Pay Based Account
                            MIC Deferral Account

       9.2  Withdrawal Processing.

            (a) Minimum Amount. There is no minimum payment for any type of withdrawal.

            (b) Application by Participant. A Participant must submit a withdrawal request, in accordance with a procedure established by the Benefit Trust Committee, to the Benefit Trust Committee to apply for any type of withdrawal.

            (c) Approval by Benefit Trust Committee. The Benefit Trust Committee is responsible for determining that a withdrawal request conforms to the requirements described in this Section and notifying the Company of any payments to be made in a timely manner. Any request to make a withdrawal by a member of the Benefit Trust Committee may be approved only by disinterested members of the Benefit Trust Committee, or if none, the Compensation Committee.

            (d) Time of Processing. The Company shall process all withdrawal requests which it receives by a Sweep Date, based on the value as of the Trade Date to which it relates, and fund them on the next Settlement Date. The Company shall then make payment to the Participant as soon thereafter as is administratively feasible; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Compensation Committee may defer payment to a later Payment Date designated by it.

            (e) Medium and Form of Payment. The medium of payment for withdrawals is cash. The form of payment for withdrawals shall be a single installment.

            (f) Investment Fund Sources. Within each Account used for funding a withdrawal, amounts shall be taken by type of investment measurement in direct proportion to the value of the Participant's Accounts in each Investment Fund at the time the withdrawal is made.

       ARTICLE X


                                 DISTRIBUTIONS

       Benefits payable under this Plan shall be paid in the form and time prescribed below.

       10.1 Retirement Benefit. A Participant who has a nonforfeitable right to receive a retirement benefit from the Pension Plan (or would have a nonforfeitable right if such Participant were eligible to participate in the Pension Plan) shall receive a Retirement Benefit (less any amounts previously paid to the Participant under Section 10.7) in the following Actuarial Equivalent form of payment and as of the following Payment Date:

            (a) Form of Payment. The Participant may elect a form of payment of the Retirement Benefit in the same manner and form as permitted under the Pension Plan (other than the Social Security Leveling Option) without the necessity of spousal consent; provided, however, the Compensation Committee in its discretion, or such Participant by irrevocably electing in writing on a form delivered to the Benefit Trust Committee at least six (6) months prior to the Payment Date, may convert the Retirement Benefit payable under this Plan into an Actuarial Equivalent single sum form of payment.

            (b) Time of Payment. The Payment Date of a Participant's Retirement Benefit shall be the earliest date on or after the Participant's Termination of Employment as of which he or she could have commenced payment of his or her retirement benefits from the Pension Plan; or in the case of a single sum payment, as soon as practicable following the Participant's Termination of Employment; provided however, if such single sum payment will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer such Actuarial Equivalent single sum payment to a later Payment Date designated by it.

       10.2 Pension Death Benefit.

            (a) Form of Payment. The Death Benefit payable to the Beneficiary of a Participant who is entitled to a Retirement Benefit (less any amounts previously paid to the Participant under Section 10.7) and who dies on or after his or her Payment Date shall be in the form selected by the Participant commencing as of such Payment Date. Where a Participant who is entitled to a Retirement Benefit (less any amounts previously paid to the Participant under Section 10.7) dies prior to his Payment Date, the form of payment of his or her Beneficiary's Death Benefit shall be the same as the form of payment of any death benefit payable under the Pension Plan; provided however, the Compensation Committee in its discretion, or such Participant by electing in writing on a form delivered to the Benefit Trust Committee prior to his or her Payment Date, may convert the Death Benefit payable under this Plan into an Actuarial Equivalent single sum form of payment.

            (b) Time of Payment. A Beneficiary's Death Benefit shall commence to be paid as of the earliest date as of which he or she could have commenced payment of a death benefit from the Pension Plan; or in the case of a single sum payment, as soon as practicable following the Participant's death; provided however, if such single sum payment will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer such Actuarial Equivalent single sum payment to a later Payment Date designated by it.

       10.3 Accounts.

            (a) Form of Payment. The form of payment of the balance of a Participant's Accounts (other than his or her MIC Account for each Plan Year) will be a single sum payment except with respect to those Accounts for which the Participant has selected the Installment Form of Payment on his or her Deferral Election Form, in which case such Accounts will be paid in the Installment Form of Payment.

            (b) Time of Payment. The Payment Date of the balance of a Participant's Accounts (other than his or her MIC Account) shall be the Payment Date following Termination of Employment selected by the Participant on his or her Enrollment Election form; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer payment to a later Payment Date designated by it and such Accounts shall continue to have investment returns measured under this Plan.

       10.4 MIC Account.

            (a) Form of Payment. The form of payment of the balance of a Participant's MIC Account for each Plan Year will be a single sum payment except with respect to those MIC Accounts for which the Participant has selected the Installment Form of Payment on his or her Deferral Election Form, in which case such MIC Accounts will be paid in the Installment Form of Payment.

            (b) Time of Payment. The Payment Date of the balance of a Participant's MIC Account for each Plan Year shall be the earlier of the fixed Payment Date selected by the Participant on the Deferral Election Form for the Plan Year or the Payment Date following a Termination of Employment selected in his or her Enrollment Election form; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer payment to a later Payment Date designated by it and such Accounts shall continue to have investment returns measured under this Plan.

       10.5 Death Benefit of Accounts. Upon the death of a Participant, the remaining balance in his or her Accounts shall be paid to the Participant's Beneficiary in a single sum as soon as administratively possible after the Participant's death; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer payment to a later Payment Date designated by it and such Accounts shall continue to have investment returns measured under this Plan.

       10.6 Prior to 1994. The timing and form of payment of a Retirement Benefit, Death Benefit and balance of Accounts with respect to a Participant or Beneficiary as of any date of determination prior to 1994 shall be determined by the terms and provisions of this Plan as of such date.

       10.7 Payments of Retirement and Death Benefit Due to an Investment Grade Rating Change. Notwithstanding Sections 10.1, 10.2 or 10.6, the following shall apply:

            (a) Retirement Benefit. If, prior to a Change of Control or more than three (3) years after a Change of Control, either (1) the Company or (2) the Parent is rated below an Investment Grade Rating, then on such date, and on each December 31 after such date and prior to the date the Company and the Parent both have an Investment Grade Rating, a single sum payment shall be made immediately to such Participant of the amount by which the Actuarial Equivalent of (1) exceeds the sum of (2) plus (3):

                  (1) the amount determined in Section 5.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his benefit from the Pension Plan, (B) the Participant incurs a Termination of Employment as of the date of determination, and
            (C) benefits payable from the Pension Plan would commence upon the earliest payment date allowed under the Pension Plan immediately following such Termination of Employment.

                  (2)  the Actuarial Equivalent of the amount determined in
            Section 5.1(b) based upon the same assumptions as those in
            Section 10.7(a)(1).

                  (3) the Actuarial Equivalent of amounts paid to such Participant based on any prior determination date pursuant to this Section 10.7(a).

            (b) Retirement Benefit After Payment Date. On or after the Payment Date of a Participant's Retirement Benefit, if either (1) the Company or (2) the Parent is rated below an Investment Grade Rating, then an Actuarial Equivalent single sum payment of such unpaid Retirement Benefit shall be made immediately to such Participant.

            (c)   Death Benefit.   If either (1) the Company or (2) the
       Parent is rated below an Investment Grade Rating, then a Beneficiary who is receiving, or would as of such date otherwise be eligible to commence to receive a Death Benefit shall be paid immediately an Actuarial Equivalent single sum payment of such unpaid Death Benefit.

       10.8 Payment of Accounts Due to an Investment Grade Rating Change. Notwithstanding Sections 10.3, 10.4 or 10.5, if either (1) the Company or
(2) the Parent is rated below an Investment Grade Rating, then the balance of his or her Accounts shall be paid immediately in a single sum to such Participant as if such Participant had incurred a Termination of Employment as of such date the rating drops below an Investment Grade Rating.

       10.9 Payment of Retirement and Death Benefits Due to a Change of Control. On and after a Change of Control and notwithstanding Sections 10.1,
10.2 or 10.6, the following shall apply:

            (a) Termination of Employment. Upon Termination of Employment of a Participant within three (3) years following a Change of Control, a single sum payment shall be made immediately to such Participant of the amount by which the Actuarial Equivalent of (1) exceeds (2) plus
       (3):

                  (1) the amount determined in Section 5.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his benefit from the Pension Plan, (B) the Participant's early retirement benefit under the Pension Plan is determined using the Table of reduction factors that would have been available to such Participant had he or she not incurred a Termination of Employment until the third (3rd) anniversary of the Change of Control date and based upon the Participant's age as of the Payment Date, and (C) benefits payable from the Pension Plan would commence upon the earliest payment date allowed under the Pension Plan.

                  (2)  the Actuarial Equivalent of the amount determined in
            Section 5.1(b) based upon the same assumptions as those in
            Section 10.9(a)(1) except (A).

                  (3) the Actuarial Equivalent of any amounts previously paid to the Participant under Section 10.7.

            (b) Parent Guaranty for Retirement Benefit. If either (1) the Benefit Trust Committee has not received a written Guaranty within ten (10) days after a Change of Control or (2) the Company does not, as a result of the Change of Control, have a Parent, then payment shall be made immediately to such Participant of an amount determined in Section 10.9(a) hereof as if such Participant had incurred a Termination of Employment as of the Change of Control date.

            (c) Investment Grade Rating Within Three Years. If, within three (3) years following a Change of Control, either (1) the Company or (2) the Parent is rated below an Investment Grade Rating, then a single sum payment shall be made immediately to such Participant of an amount determined in Section 10.9(a) hereof as if such Participant had incurred a Termination of Employment as of such date the rating drops below an Investment Grade Rating.

            (d) Parent Guaranty for Retirement Benefit After Payment Date. If the occurrence of a Change of Control is on or after the Payment Date of a Participant's Retirement Benefit and either (1) the Benefit Trust Committee has not received a written Guaranty within ten (10) days after a Change of Control or (2) the Company does not, as a result of the Change of Control, have a Parent, then an Actuarial Equivalent single sum payment of such unpaid Retirement Benefit shall be made immediately to such Participant.

            (e) Parent Guaranty for Death Benefit. If either (1) the Benefit Trust Committee has not received a written Guaranty within ten
       (10) days after a Change of Control or (2) the Company does not, as a result of the Change of Control, have a Parent, then a Beneficiary who is receiving, or would as of such date otherwise be eligible to commence to receive, a Death Benefit shall be paid immediately an Actuarial Equivalent single sum payment of such unpaid Death Benefit.

       10.10 Payment of Accounts Due to a Change of Control. On and after a Change of Control and notwithstanding Sections 10.3, 10.4 or 10.5, the following shall apply:

            (a) Termination of Employment. In the event of a Participant's Termination of Employment within three (3) years following a Change of Control, the balances of his or her Accounts shall be paid immediately in a single sum.

            (b) Parent Guaranty. If either (1) the Benefit Trust Committee has not received a written Guaranty within ten (10) days after a Change of Control or (2) the Company does not, as a result of a Change of Control, have a Parent, then payment shall be made immediately to such Participant of an amount determined in (a) hereof as if such Participant had incurred a Termination of Employment as of the Change of Control date.

ARTICLE XI


                                   AMENDMENT

       11.1 Prior to a Change of Control. The Company reserves the right to amend this Plan from time to time by action of the Board of Directors, but without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may reduce or relieve the Company of any obligation with respect to any Retirement Benefit (or Death Benefit) accrued or balance of Accounts maintained under this Plan by such Participant (or Beneficiary) as of the date of such amendment, except to the extent such amendment is required by written opinion of counsel to the Company to avoid recognition of income by a Participant or Beneficiary subject to federal income taxation.

       11.2 After a Change of Control. If within ten (10) days after a Change of Control, the Company has received a written, irrevocable Guaranty as described in Sections 10.9(b), (d), (e) and 10.10(b) of payment of all amounts due under the Plan from a Parent, then the Company may amend this Plan solely for the purpose of freezing benefit accruals, provided such freeze provides for a measurement of investment returns or Accounts substantially comparable to the Investment Elections, Conversion Elections and investment return measurements under Section 7.5 available under the Plan immediately prior to the date of a Change of Control; and provided further, such freeze does not change the definition of Actuarial Equivalent amounts, limit the Participant's right to accrue a subsidy for early payment of any benefit under the Plan that existed as of the Change of Control date nor the ability to elect timing and optional forms of payment or a Beneficiary on or after such Change of Control Date or reduce in any manner or to any extent the Parent's Guaranty.

ARTICLE XII


                                  TERMINATION

       The Company, by action of the Board of Directors, reserves the right to terminate this Plan, provided the Company pays to each Participant and Beneficiary, on such date of termination of this Plan, the Actuarial Equivalent single sum value of a Participant's unpaid Retirement Benefit (or of a Beneficiary's unpaid Death Benefit) and the balance of Accounts maintained for such Participant (or for a Beneficiary) as of the date of termination shall be paid as soon as administratively possible; provided however, for this purpose a Participant's Retirement Benefit shall be equal to the amount by which the Actuarial Equivalent of (1) exceeds (2) plus (3):

                   (1) the amount determined in Section 5.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his benefit from the Pension Plan, (B) the Participant's early retirement benefit under the Pension Plan is determined using the Table of reduction factors that would have been available to such Participant had he or she not incurred a Termination of Employment until the day preceding his or her sixty-fifth (65th) birthday and based upon the Participant's age as of the Payment Date, and (C) benefits payable from the Pension Plan would commence upon the earliest payment date allowed under the Pension Plan.

                   (2)  the Actuarial Equivalent of the amount determined in
            Section 5.1(b) based upon the same assumptions as those in subsection (a)(1) above except (A).

                   (3) the Actuarial Equivalent of any amounts previously paid to the Participant under Section 10.7.

       If within ten (10) days after a Change of Control, the requirements of Sections 10.9(b), (d), (e) and 10.10(b) hereof are not satisfied, the Plan shall automatically terminate upon final payment of all amounts due in accordance with Sections 10.9(b), (d), (e), 10.10, 13.3, 13.4 and 13.9 of
this Plan.

ARTICLE XIII


                            MISCELLANEOUS PROVISIONS

       13.1 Administration. This Plan shall be administered by the Benefit Trust Committee. The Benefit Trust Committee shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Plan as the committee of the Trust has under the Trust document (other than the power to amend this Plan).

       13.2 Finality of Determination. The determination of the Benefit Trust Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

       13.3 Expenses. The expenses of administering this Plan shall be borne by the Company.

       13.4 Indemnification and Exculpation. The members of the Benefit Trust Committee, its agents and officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

       13.5 Funding. While all benefits payable under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of the Company in the event of such corporation's insolvency, to be used as a reserve for the discharge of the Company's obligations under this Plan to such Participants. Any payments made to a Participant under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company. The amounts payable under this Plan shall be reflected on the accounting records of the Company or the Parent but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company or the Parent may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, the Parent or Compensation Committee and a Participant, Beneficiary or any other person. Neither a Participant nor Beneficiary shall acquire any interest greater than that of an unsecured, general creditor.

       13.6 Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of its Board of Directors, the Compensation Committee or any person or persons authorized by resolution of such Compensation Committee.

       13.7 Interests not Transferable. The interests of the Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered by them.

       13.8 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company or the Parent. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

       13.9  Legal Fees and Expenses.  After a Change of Control, the
Company shall pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of either (1) the Parent's contesting the validity or enforceability of the Parent's Guaranty of payment of the Company's obligations under this Plan; or (2) the Company's contesting the validity, enforceability or the Participant's interpretation of, or determinations made under, this Plan or the Trust.

       13.10 Deduction of Taxes from Amounts Payable.

             (a) Distribution. The Company shall deduct from the amount to be distributed such amount as the Company, in its sole discretion, deems proper to protect the Company against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

             (b) Withholding. The Company may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Company against liability for the payment of such withholding taxes and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant, or if none, from the Participant's Accounts hereunder.

       13.11 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Benefit Trust Committee in such matters shall be final, binding, and conclusive upon the Company and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company and the Benefit Trust Committee shall not be under any duty to see to the proper application of such payments.

       13.12 Merger. This Plan shall be binding and enforceable with respect to the obligation of the Company against any successor to the Company by operation of law or by express assumption of the Plan, and such successor shall be substituted hereunder for the Company.

       13.13 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

       13.14 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

       13.15 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

       13.16 Notice and Information Requirements. Except as otherwise provided in this Plan or as otherwise required by law, the Company shall have no duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of, any material information regarding the Company, or at any time prior to, upon or in connection with the Company's purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under this Plan.

       13.17 Governing Law. This Plan shall be governed by the laws of the State of Delaware.

       Adopted on the ________ day of _______________ by the Board of Directors of the Company as to its obligations.

                                  By:
                                          ---------------------------------
                                  Title:
                                          ---------------------------------


                          Exhibits 10(j), 10(k), 10(l)

Pursuant to Instruction 2 of Item 601 of Regulation S-K, Whitman is only filing the Whitman Corporation Executive Retirement Plan (Exhibit 10(i)) because Exhibits 10(j), 10(k), 10(l) are substantially identical to Exhibit 10(i) except the parties thereto. All other portions of the plans are identical.

Schedule of Material Differences:
10(j) Hussmann Corporation Executive Retirement Plan, as Amended and Restated Effective January 1, 1995. Hussmann Corporation (the "Company") is the principal party to the plan.

10(k) Midas International Corporation Executive Retirement Plan, as Amended and Restated Effective January 1, 1995. Midas International Corporation (the "Company") is the principal party to the plan.

10(l) Pepsi-Cola General Bottlers, Inc. Executive Retirement Plan, as Amended and Restated Effective January 1, 1995. Pepsi-Cola General Bottlers, Inc. (the "Company") is principal party to the plan.